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                                                                   EXHIBIT 10.55

THIS AGREEMENT is made the 29th day of January 97.


BETWEEN: -

(1)      TARRANT COMPANY LIMITED ("TCL")

(2)      CHEUNG SHING HONG HOLDING LTD ("CSHHL")

(3)      YIP SIK KIN and LAM KIN FONG ("Mr. & Mrs. Yip")


WHEREAS: -

(1) By a Preliminary Agreement dated 14th March 1995 as supplemented by a Supplementary Agreement dated 17th March 1995 and a Supplementary Agreement dated 20th January, 1996 (hereinafter called the "S/P Agreement"), Mr. & Mrs. Yip agreed to purchase from TCL 50% of the issued shares in Litex Limited (the "Company") for the consideration of US$2,000,000.00 ("Share Consideration") and subject to and on the terms and conditions therein contained.

(2) Pursuant to the S/P Agreement, Mr. & Mrs. Yip have made part payment of the Share Consideration and have procured Champion Pacific Limited ("CPL") to supply TCL with certain quantities of garments.

(3) As at the date hereof, the amount of Share Consideration remaining unpaid by Mr. & Mrs. Yip is HK $6,500,575.05, a break-down of which is as follows: -

         Share Consideration (US$2,000,000.00 at the rate
                                of US $1 to US $7.75)                           15,500,000.00

         Amount Paid on 22/3/95                                                  4,220,000.00

         Less:  Deduction from Garments supplied by CPL                          4,779,424.95
                                                                                -------------
                                                                                $6,500,575.05
                                                                                =============


(4) Disputes have arisen between the parties as to whether TCL has placed sufficient orders for garments with CPL to allow deductions to be made from garment purchases, with which to pay the Share Consideration.

(5) After negotiations, both parties have agreed to resolve their disputes amicably on the following terms and conditions.





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


NOW IT IS HEREBY AGREED as follows :

1. The parties hereto shall complete the sale and purchase of the 50% of the issued shares in the Company owned by TCL ("Litex Shares") in the following manner: -

         1.1 Two (2) copies of this Agreement shall be first signed by Mr. and Mrs. Yip and CSHHL and sent to Deacons Graham & James ("DGJ").

         1.2 Within two (2) business days from receipt of the Agreement by DGJ, TCL shall return or procure the following to Gallant Y. T. & Ho ("GYTHO"):

               (a )  a copy of this Agreement duly executed by TCL;

               (b) the necessary instruments of transfer and contract notes duly executed by TCL to transfer the Litex Shares to CSHHL;

               (c) the necessary instruments of transfer and contract notes relating to 5,000 shares in CPL held by Ms. Tam Yuet Ngan ("Ms. Tam") duly executed by Ms. Tam to transfer the said shares in CPL to Ms. Wong Yuen Kwan;

               (d) the appointment of new directors of the Company as assigned by Mr. and Mrs. Yip duly signed by TCL;

               (e) the appointment of Messrs. Peter Y.C. Lau & Co. as the Company's accountants duly signed by TCL;

               (f)   the share certificates of the Litex Shares;

               (g)   the bank drafts referred to in Clause 3 below; and

               (h) confirmation for audit purposes as at the date of completion as follows:

                     (i)    no payment is due to CPL by Ms. Tam and vise versa;

                     (ii) no payment is due to the Company by TCL and vice versa;

                     (iii)  no payment is due to CPL by TCL and vice versa;

                     (iv)   no payment is due to CSHHL by TCL and vice versa;

                     (v) no payment is due to Multi-Delight Industrial Limited ("MIL") by TCL and vice versa;

                     (vi) no payment is due to Ms. Lam Kin Fong by TCL and vice versa; and



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                     (vii)  no payment is due to Mr. Yip Sik Kin by TCL and
                            vice versa.

         1.3 Upon confirmation by GYTHO of safe receipt of the documents referred to in Clause 1.2 above, Mr. and Mrs. Yip shall send within two days a bank draft in the sum of HK$3,250,287.50 (the "P/P Bank Draft") to DGJ. Upon confirmation of receipt of the P/P bank Draft to GYTHO by DGJ, GYTHO may release the bank drafts referred to in Clause 3 below to Mr. and Mrs Yip and all the executed instruments of transfer and contact notes and other corporate documents relating to this transaction shall be forwarded to the accountants of the Company, Messrs. Peter Y. C. Lau & Co., to handle the stamping and subsequent corporate secretarial work.

2. Upon completion of the sale and purchase of the Litex Shares pursuant to Clause 1 above and the settlement of outstanding accounts between TCL and the companies associated with Mr. and Mrs. Yip pursuant to Clause 3 below, each the parties hereto shall be deemed to have completely performed their respective obligations under the S/P Agreement and in particular:

         (a) the Share Consideration shall be deemed to have been fully paid and satisfied by Mr. and Mrs. Yip.

         (b) TCL has no obligation to place further orders with CPL and CPL has no obligation to accept further orders from TCL.

3. In order to settle all outstanding trading matters between TCL and the companies associated with Mr. and Mrs. Yip, TCL shall also provide the following to Mr. and Mrs. Yip upon completion of the sale and purchase of the Litex Shares pursuant to Clause 1 above:

         (a) TCL shall pay to CPL HK$280,929.85 by bank draft in settlement of outstanding debts due by TCL to CPL for garments, accessories and fabric supplied by CPL to TCL between February, 1995 and November, 1996;

         (b) TCL shall pay to MIL HK$8,486.83 by bank draft in settlement of outstanding debts due by TCL to MIL for fabric supplied by MIL to CPL in February, 1995 and transportation charges; and

         (c) Wearbest Garment Manufacturing Co. Ltd. ("WGM") shall pay to CPL for HK$608,337.18 by bank draft in settlement of outstanding debts due by WGM to CPL for garments supplied by CPL to WGM in September, 1996.

4. For the avoidance of doubt, the parties hereto acknowledge that Mr. & Mrs. Yip had not been consulted prior to the issue of the prospectus by TCL and Mr & Mrs. Yip accept no responsibility should the references made to the Company and/or CPL in the prospectus have been inaccurate or incorrect.





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
5. The parties hereto acknowledge and agree that, TCL, Ms. Tam, Mr. Yuen Tak Yu and Mr. Lau Po Law have no knowledge and have received no details of the accounts and tax position of the Company and CPL for 1994-1997, and accept no liabilities or responsibilities whatsoever in relation to the accounts, tax returns and tax payment of the Company and CPL for 1994-1997. TCL shall not and shall procure that Mr. Yuen Tak Yu, Mr. Lau Po Law and Ms. Tam shall not take any actions or suits or make any claims or demands whatsoever against Mr. and Mrs. Yip, the Company and CPL in respect of accounting and tax matters of the Company and CPL for 1994-1997. Mr. and Mrs. Yip agree and shall procure the Company and CPL to agree to indemnify TCL, Mr. Yuen Tak Yu, Mr. Lau Po Law and Ms. Tam for and against any loss, damages and costs arising from any actions, suits, claim or demands whatsoever raised by any third parties in respect of accounting and tax matters of the Company and CPL for 1994-1997 save and except where such actions, suits, claims or demands arose as a result of any actions taken or documents signed by TCL, Mr. Yuen Tak Yu, Mr. Lau Po Law and/or Ms. Tam during their tenure as shareholders and/or directors of the Company and CPL without the consent of Mr. and Ms. Yip in respect of which the person(s) taking such actions or signing such documents shall assume personal responsibility therefor.

6. Each party shall pay their own costs for and incidental to the preparation of this Agreement and the transfer of the Litex Shares by TCL to CSHHL. Stamp duty payable on the transfer of the Litex Shares shall be paid by CSHHL.

7. This Agreement shall supersede all and any previous proposals, representations, warranties, agreements or arrangements between the parties hereto or any of them relating to the subject matter of this Agreement and no variation or modification of this Agreement shall be effective unless made in writing and signed by each of the parties.

8. This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.





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
TARRANT COMPANY LTD.                       CHEUNG SHING HONG                         YIP SIK KIN &
                                           HOLDING LTD.                              LAM KIN FONG


/s/    Yuen Tak Yu                         /s/    Yip Sik Kin                        /s/   Yip Sik Kin
-----------------------------------        ----------------------------------        --------------------------
Name: Yuen Tak Yu                          Name: Yip Sik Kin                                Yip Sik Kin
                                           For and on behalf of CHEUNG
                                           SHING HONG HOLDING LTD.                   /s/   Lam Kin Fong
                                                                                     -----------------------
                                                                                            Lam Kin Fong


Witness:                                   Witness:                                  Witness:


/s/    Lau Po Law                          /s/    Yip Laz Z.                         /s/    Lam Yuk Fun
-----------------------------------        ------------------------------------      ------------------------
Name: Lau Po Law                           Name: Yip Laz Z.                          Name: Lam Yuk Fun





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